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EXHIBIT 10.19                                                        Page 1 of 7

                          ABM INDUSTRIES INCORPORATED

                           EXECUTIVE STOCK OPTION PLAN
                          (as amended December 9, 2003)

                                    ARTICLE 1

                                   Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean the Compensation Committee of the Board, or such other committee as the Board may designate. The Committee shall consist of not fewer than three members of the Board. Each member of the Committee shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

         (c)      "Company" shall mean ABM Industries Incorporated.

         (d) "Fair Market Value" shall mean the average of the highest price and the lowest price per share at which the Stock is sold in the regular way on the New York Stock Exchange on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.

         (e) "Nonemployee Director" shall mean a member of the Board who is neither an employee of the Company nor of any Subsidiary.

         (f) "Option" shall mean an option to purchase Stock granted to the provisions of Article VI hereof.

         (g) "Optionee" shall mean an individual to whom an Option has been granted hereunder.

         (h) "Plan" shall mean the ABM Industries Incorporated Executive Stock Option Plan, the terms of which are set forth herein.

         (i) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

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EXHIBIT 10.19                                                        Page 2 of 7

         (j) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

         (k) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

         (l) "Vesting Date" shall mean an Optionee's "Initial Vesting Date" or "Final Vesting Date", as the case may be. An Optionee's Initial Vesting Date shall apply to the first fifty percent (50 %) of the shares covered by his or her Option, and shall mean the Optionee's sixty-first (61st) birthday. An Optionee's Final Vesting Date shall apply to the remaining fifty percent (50%) of the shares covered by such Option, and shall mean the Optionee's sixty fourth (64th) birthday.

                                   ARTICLE II

                                    The Plan

                  2.1 Name. This Plan shall be known as the "ABM Industries Incorporated Executive Stock Option Plan".

                  2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Nonemployee Directors and to key management employees of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Options under the terms set forth herein. By thus encouraging such individuals to become owners of the Company shares, the Company seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

                                   ARTICLE III

                                  Participants

                  Any officer or other key management employee of the Company of its Subsidiaries shall be eligible to participate in the Plan. Prior to December 9, 2003, the Committee may grant Options to any eligible employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make. Effective December 9, 2003, no additional Options shall be granted under the Plan. Each Nonemployee Director who both (1) is such on the date of the 1995 Annual Meeting of Stockholders, and (2) does not hold an Option, automatically shall receive as of such date only, an Option to purchase 12,000 shares of Stock, but subject to Section 6.2 (regarding the ineligibility of 10 percent ((10%) holders). Each Nonemployee Director who becomes such after the 1995 Annual Meeting of Stockholders and prior to December 9, 2003,

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EXHIBIT 10.19                                                        Page 3 of 7

         automatically shall receive, as of the date of his or her election or appointment to the Board, an Option to purchase 12,000 shares of Stock.

                                   ARTICLE IV

                                 Administration

                  4.1 Duties and Powers of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible employee those to whom an the time or times at which the Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

                  4.2 Majority Rule. A majority of the members of the committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

                  4.3 Company Assistance. The Company shall supply fill and timely information to the Committee on all matters relating to eligible employees and Nonemployee Directors, their employment or service, death, retirment, disability or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V

                         Shares of Stock Subject to Plan

                  5.1 Limitations. Subject to adjustment pursuant to the provisions of Section 5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 2,360,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

                  5.2 Options and Awards Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Options hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder for the number of shares to which such Option termination relates.

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EXHIBIT 10.19                                                        Page 4 of 7

         5.3 Antidilution. In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

         (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

         (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

         (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to exercise his Option in whole or in part, without regard to any time of exercise provisions.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely the Committee, and any such adjustment may provide for the elimination of fractional share interests

                                   ARTICLE VI

                                     Options

         6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as my be determined by the Committee consistent with the Plan.

         6.2 Participant Limitation. The Committee shall not grant an Option to any individual for such number of shares of Stock that, immediately after the grant, the total number of shares of Stock owned or subject to all options exercisable at any time by such individual exceed ten percent (10 %) of the total combined voting power of all Stock of the Company or its Subsidiaries. For this purpose an individual shall be considered as owning stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendents, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

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EXHIBIT 10.19                                                        Page 5 of 7

         6.3 Option Price. The per share Option price of the Stock subject to each Option shall be determined by the Committee, but the per share price shall not be less than the Fair Market Value of the Stock on the date the Option is granted. The per share Option price of the Stock subject to each Option granted to a Nonemployee Director shall equal 100% of the Fair Market Value of the Stock on the date the Option is granted.

         6.4 Period of Exercisablity. Subject to Sections 6.5 (a) and 6.7, the period during which each Option may be exercised shall be determined in accordance with the following rules. As to the first fifty percent (50%) of the shares covered by an Option, the Option may be exercised during the period commencing on the Optionee's Initial Vesting Date and ending one (1) year after the Optionee's termination of employment with the Company and all of its Subsidiaries (termination from the Board, in the case of Nonemployee Director).

As to the remaining fifty percent (50%) of the shares covered by the Option, the Option may be exercised during the period commencing on the Optionee's Final Vesting Date and ending one (1) year after the Optionee's termination of employment with the Company and all of its Subsidiaries (termination from the Board, in the case of a Nonemployee Director).

6.5 Option Exercise.

         (a) Options granted hereunder may not be exercised unless the Optionee shall have remained in the employ of the Company or its Subsidiaries (on the Board in the case of a Nonemployee Director) until the applicable Vesting Date.

         (b) Options may be exercised in whole or in part from time to time with respect to whole shares only, during such period for the exercise thereof, and shall be exercised by written notice of exercise with respect to a specified number of shares delivered to the Company at its headquarters office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is exercised. In addition to and at the time of payment of the Option price, Optionee shall pay to the Company in cash the full amount of all the federal and/or state withholding taxes applicable to the taxable income of such Optionee resulting from such exercise.

         6.6 Nontransferablitiy of Option. No Option shall be transferable by an Optionee and shall be exercisable only by him.

         6.7 Effect of Termination of Employment or Service. If, prior to an Optionees applicable Vesting Date, the Optionee's employment or service shall be terminated by the Company or a Subsidiary with or without cause, or by the act of the Optionee, the right to exercise such Option (or portion thereof) shall terminate and all rights thereunder shall cease.
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EXHIBIT 10.19                                                        Page 6 of 7

         6.8 Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

                                   ARTICLE VII

                               Stock Certificates

         The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder prior to fulfillment of all the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

         (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

         (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

         (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish or approve for reasons of administrative convenience.

                                  ARTICLE VIII

                        Amendment and Termination of Plan

         The Board may at any time, or from time to time, amend or terminate the Plan in any respect, except that, to the extent required to maintain this Plan's qualification under Rule 16b-3, any amendment shall be subject to stockholder approval.

                                   ARTICLE IX

                                  Miscellaneous

         9.1 No Effect on Employment or Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement shall confer upon any employee the right to continue as a member of the Board or in the employ of the Company or in any Subsidiary.

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EXHIBIT 10.19                                                        Page 7 of 7

         9.2 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options shall be added to the Company's general funds and used for general corporate purposes.

         9.3 Effective Date. The effective date of this amendment and restatement of the Plan is December 9, 2003, the date of its approval by the Board. The amendment and restatement of the Plan shall have no effect on the Options granted under the Plan prior to the amendment and restatement.

         9.4 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

         9.5 Singular, Plural; Gender. Wherever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender.

         9.6 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.